Exhibit 3(ii)
TRACTOR SUPPLY COMPANY
A Delaware Corporation
SECOND AMENDED AND RESTATED BY-LAWS
ARTICLE I.
Meetings of Stockholders
     Section 1.1 Annual Meeting.
          (a) Time and Place. The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.
          (b) Business to be Conducted. At an annual meeting of the stockholders, directors eligible for election or reelection in accordance with the Certificate of Incorporation of the Corporation shall be elected as specified in these By-laws, and such other business shall be conducted as shall have been properly brought before the meeting and shall be a proper subject for stockholder action. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have been a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, such beneficial owner must have been the beneficial owner of shares of the Corporation) at the time of giving the notice provided for in this paragraph (b), must be entitled to vote at such annual meeting and must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this paragraph (b). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting shall have been changed by more than thirty (30) days from the anniversary date of the previous year’s annual meeting of stockholders, to be timely notice by the stockholder must be so received by the Corporation not later than the tenth day following the day on which the notice containing the date of the annual meeting is provided by the Corporation; provided further, however, that any such notice which is received later than the fifth business day prior to the meeting may be disregarded. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated

Person (as defined below) covered by clauses (C), (D) or (E) below, (C) the class and number of shares of the capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person, (D) a description of (i) any economic interest in or any other right with respect to (including from a third party) any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for, or any obligations measured by the price or value of, any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), or any short interest in any securities of the Corporation, held by such stockholder and any Stockholder Associated Person, and (ii) any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the capital stock of the Corporation, and (E) any material interest of such stockholder or any Stockholder Associated Person in such business. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “1934 Act”). Except for proposals properly made in accordance with Rule 14a-8 under the 1934 Act and included in the notice of meeting given by or at the direction of the Board of Directors, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). If any information submitted pursuant to this paragraph (b) is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this paragraph (b). The presiding person at the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
          (c) Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder that is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving the notice provided for in this paragraph (c), that is entitled to vote at such annual meeting and that has given timely notice thereof in writing to the Secretary of the Corporation in compliance with this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in compliance with this paragraph (c). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting shall have been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, to be timely notice by the stockholder must be so received by the Corporation not later than the tenth day following the day on which the notice containing the date of the annual meeting is provided by the Corporation; provided further, however, that any such notice which is received later than the fifth business day prior to the meeting may be disregarded. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which such nominations are to be made by the stockholder, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person of such stockholder, on the one hand, and each proposed nominee, or his or her associates, on the other hand, and (F) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving such notice, (A) the name and address, as they appear on the Corporation’s books, of such stockholder and any Stockholder Associated Person (as defined below) covered by clauses (B) or (C) below, (B) the class and number of shares of the capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person, and (C) a description of (i) any economic interest in or any other right with respect to (including from a third party) any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), or any short interest in any securities of the Corporation, held by such stockholder and any Stockholder Associated Person, and (ii) any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the capital stock of the Corporation. The notice shall also include a completed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary of the Corporation upon request). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation all such information that is required to be set forth in the stockholder’s notice of nomination which pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). If any information submitted pursuant to this paragraph (c) by any stockholder proposing one or more nominees for election as a director at a meeting of stockholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this paragraph (c). The presiding person at the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

          (d) Stockholder Associated Persons. As used in these By-laws, the term “Stockholder Associated Person” means, with respect to any stockholder, (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any stockholder, or any Stockholder Associated Person identified in clauses (i) or (ii) above.
     Section 1.2 Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board (if any), the Chief Executive Officer (if any), the President or, at the direction of a majority of the Board of Directors, the Secretary. Any such meeting shall be held on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors or the person or persons calling such meeting. Matters to be acted upon at a special meeting of the stockholders shall be limited solely to those matters specified in the notice of such meeting.
     Section 1.3 Notice of Meetings; Waiver of Notice.
          (a) Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, to the extent permitted by applicable law, by mail, facsimile, telephone, express mail, courier service, electronic mail or personal delivery by or at the direction of the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, the Secretary or the other persons calling the meeting, and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 30 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the records of the Corporation.
          (b) Waiver of Notice. Whenever notice is required to be given to the stockholders under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.
     Section 1.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation of the Corporation. Where a separate vote by a class or classes is required with respect to a particular matter, the presence at the meeting, in person or by proxy, of the holders of record of a majority of the shares of such class or classes then issued and outstanding and entitled to vote thereon shall be necessary and sufficient to constitute a quorum with respect to a vote on such matter.
     Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at a meeting, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to act as chairman or secretary of such meeting, may adjourn the meeting to another time or place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In no event will the adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in paragraphs (b) or (c) of Section 1.1 of these By-Laws.
     Section 1.6 Organization. The Chairman of the Board, or if there is no Chairman of the Board or in his absence or disability, the Chief Executive Officer, or if there is no Chief Executive Officer or in his absence or disability, the President, or in the absence or disability of all of them, a presiding person appointed by the Board of Directors, shall act as the presiding person of all meetings of stockholders. The Secretary or, in his absence or disability, any Assistant Secretary, or, in the absence of all of them, a secretary appointed by the presiding person of the meeting, shall act as secretary at all meetings of stockholders. Without limiting the foregoing, the following rules shall apply:
          (a) The presiding person may ask or require that anyone not a bona fide stockholder or duly authorized proxy leave the meeting.
          (b) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy and seconded by an individual who is a stockholder or duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these By-laws. (c) The presiding person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the presiding person.
          (c) The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, without limitation, limits on the amount of time that may be taken up at the meeting by the remarks or questions of any stockholder, limits on the number of questions a stockholder may ask and limits as to the subject matter and timing of questions and remarks by stockholders.
     Section 1.7 Voting. Unless otherwise provided in the Certificate of Incorporation of the Corporation or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which is registered in his name on the record date for the meeting. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter of such vote shall be the act of the stockholders. Voting, including voting for the election of directors, need not be by written ballot. Where a separate vote by a class or classes is required, the affirmative vote of a plurality (in the case of an election of directors) or a majority (in the case of all other matters) of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote on the subject matter of such vote shall be the act of such class or classes.
     Section 1.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate actions in writing may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 1.9 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and may be inspected by any stockholder who is present.
     Section 1.10 Inspectors of Election. In advance of any stockholders’ meeting, the Board of Directors may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.
     Section 1.11 Fixing the Record Date. So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and (a) in the case of a meeting, shall not be more than 60 nor less than 10 days before the date of such meeting, or (b) in the case of a written consent, shall not exceed by more than 10 days the date upon which the resolution fixing the record date is adopted by the Board, or (c) in the case of any other action, shall not be more than 60 days prior to such action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.
ARTICLE II.
Consent of Stockholders In Lieu of Meeting
     Unless otherwise provided in the Certificate of Incorporation, any action required by law or these By-laws to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.
ARTICLE III.
Board of Directors
     Section 3.1 Number. The Board of Directors shall consist of one or more directors, as fixed from time to time by resolution of the Board of Directors in accordance with applicable law.
     Section 3.2 Election and Term of Office. Commencing at the 2005 annual meeting of stockholders, directors will be elected at each annual meeting of stockholders of the Company and will hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.
     Section 3.3 Vacancies and Additional Directorships. Unless otherwise provided in the Certificate of Incorporation of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Unless otherwise provided in the Certificate of Incorporation of the Corporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to be effective upon the effectiveness of such resignation or resignations.
     Section 3.4 Meetings.
          (a) Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings for the organization of the Corporation, for the election of officers and for the transaction of such other business as may properly come before the meeting, and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly by mail, facsimile, telegram, radio, cable, telephone, electronic mail or personal delivery to each director who shall not have been present at the meeting at which such action was taken, addressed, sent, delivered or communicated to him at his residence or usual place of business.
          (b) Special Meetings. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board (if any), the Chief Executive Officer (if any), the President or one-third of the directors then in office, except that when the Board of Directors consists of one director, such director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile, telegram, radio or cable, electronic mail or telephoned or delivered to him personally, not later than 24 hours before the day on which such meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.
          (c) Waiver of Notice. Whenever notice is required to be given to the directors under any provision of law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.
          (d) Participation by Conference Call. Members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
     Section 3.5 Quorum; Voting. Unless the Certificate of Incorporation of the Corporation provides otherwise, at each meeting of the Board of Directors a majority of the total number of members of the Board of Directors shall constitute a quorum for the transaction of business, except that when the Board consists of only one director, one director shall constitute a quorum. Unless otherwise required by the Certificate of Incorporation of the Corporation or these By-laws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
     Section 3.6 Adjournments. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at such meeting, to the directors who were present.

     Section 3.7 Organization. The Chairman of the Board, or if there is no Chairman of the Board or in his absence or disability, the Chief Executive Officer, or if there is no Chief Executive Officer or in his absence or disability, the President, or in the absence or disability of all of them, a chairman appointed by the directors present at such meeting, shall act as the presiding person at meetings of directors. The Secretary, or in his absence or disability, any Assistant Secretary, or in the absence of all of them, a secretary appointed by the presiding person of the meeting, shall act as secretary at all meetings of the Board of Directors.
     Section 3.8 Action of Board Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board.
     Section 3.9 Manner of Acting. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 3.10 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.
     Section 3.11 Removal of Directors. Any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of the majority of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class at a duly held meeting
     Section 3.12 Compensation of Directors. Directors may receive such reasonable compensation for their services as directors, whether in the form of salary, a fixed fee for attendance at meetings, with expenses, if any, or other compensation, as the Board of Directors may from time to time determine. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 3.13 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (a) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or a committee thereof, and the Board of Directors or a committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.
ARTICLE IV.
Committees of the Board
     Section 4.1 Designation and Powers. The Board of Directors may, by a resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation of the Corporation, except as permitted by law, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, (d) recommend to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or (e) amend the By-laws of the Corporation. Any such committee, to the extent provided in such resolution, shall have the power and authority to (i) declare a dividend, (ii) authorize the issuance of stock and/or (iii) adopt a certificate of ownership and merger as permitted by law.
     Section 4.2 Term of Office. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a member of any committee thereof.
     Section 4.3 Alternate Members and Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should he absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.
     Section 4.4 Meetings. Each committee shall fix its own rules of procedure, and shall meet where and as and upon such notice as provided by such rules or by resolution of the Board of Directors. Each committee shall keep regular minutes of its proceedings and all actions by each committee shall be reported to the Board of Directors at its next regular meeting succeeding any such action; provided, that the Board of Directors may, by resolution, direct that a committee deliver any such report to the executive committee or another committee of the Corporation (if there is one) before it delivers such report to the entire Board. Members of any committee designated by the Board may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
     Section 4.5 Quorum; Voting. At each meeting of any committee the presence of a majority of the total number of its members then in office shall constitute a quorum for the transaction of business; except that when a committee consists of one member, then one member shall constitute a quorum. A vote of the majority of committee members present at any meeting of a committee at which a quorum is present shall be the act of such committee.
     Section 4.6 Adjournments. A majority of the members of a committee present, whether or not a quorum is present, may adjourn any meeting of such committee to another place and time.
     Section 4.7 Action of Committee Without Meeting. Any action required or permitted to be taken at any meeting of any committee designated by the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of such committee.
     Section 4.8 Manner of Acting. A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 4.9 Resignation of Committee Members. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.

     Section 4.10 Removal of Committee Members. Any member of any committee may be removed with or without cause at any time by the Board of Directors.
     Section 4.11 Compensation of Committee Members. Committee members may receive such reasonable compensation for their services as committee members, whether in the form of salary, a fixed fee for attendance at meetings, with expenses, if any, or other compensation, as the Board of Directors may from time to time determine. Nothing contained herein shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE V.
Officers
     Section 5.1 Officers. The officers of the Corporation shall be a Chairman of the Board (if elected by the Board of Directors), a Vice Chairman of the Board (if elected by the Board of Directors), a Chief Executive Officer (if elected by the Board of Directors), a President, one or more Vice Presidents (if elected by the Board of Directors), a Secretary, a Treasurer, a Controller (if elected by the Board of Directors) and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws..
     Section 5.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws) shall be elected or appointed by a majority of the Board of Directors present at any meeting at which such election is held. Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.
     Section 5.3 Subordinate Officers and Agents. The Board of Directors may from time to time appoint other officers or agents (including, without limitation, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers), to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.
     Section 5.4 The Chairman of the Board; The Vice Chairman.
          (a) The Chairman of the Board (if elected by the Board of Directors) shall preside at all meetings of the Board of Directors and stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. From time to time the Chairman shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the directors. He shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.
          (b) The Vice Chairman of the Board (if elected by the Board of Directors) shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or the Chairman of the Board, if there is one.
     Section 5.5 The Chief Executive Officer. The Chief Executive Officer, if elected by the Board of Directors, shall be the Chief Executive Officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. The Chief Executive Officer may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The Chief Executive Officer shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.
     Section 5.6 The President. If there is no Chief Executive Officer, or at the request of the Chief Executive Officer (if any) or the Board, or in the absence or disability of the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Upon the determination of the Board, one person may serve as both the Chief Executive Officer and the President. Subject to the authority and direction of the Chief Executive Officer (if any) and the Board of Directors, the President shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer, and shall have charge of the day to day supervision of the business, affairs and property of the Corporation. The President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent. The President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or these By-laws.
     Section 5.7 Vice Presidents. At the request of the Chief Executive Officer (if any) or the President, or in the absence or disability of all of them, the Vice President designated by the Board of Directors or such officer or officers shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President.

Any Vice President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution. thereof shall be expressly delegated by the Board of Directors to another officer or agent. Each Vice President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.
     Section 5.8 The Secretary. The Secretary shall:
          (a) record all the proceedings of meetings of the stockholders, the Board of Directors and any committees thereof in a book or books to be kept for that purpose;
          (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;
          (c) whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;
          (d) be custodian of the records and the seal of the Corporation, if any, and cause such seal, if any, to be affixed to (or a facsimile to be reproduced on) all certificates representing stock of the Corporation prior to the issuance thereof and all instruments the execution of which in the name and on behalf of the Corporation shall have been duly authorized;
          (e) see that the lists, books, reports, statements, certificates and other documents and. records required by law are properly kept and filed;
          (f) have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by law to have access thereto;
          (g) sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute {which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and
          (h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.
     Section 5.9 Assistant Secretaries. At the request of the Chief Executive Officer (if any), the President or the Secretary, or in the absence or disability of the Secretary, the Assistant

Secretary designated by the Board of Directors or such officer or officers shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary... Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Secretary or these By-laws.
     Section 5.10 The Treasurer. The Treasurer shall:
          (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;
          (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 7.3 of these By-laws, or to be otherwise dealt with in such manner as the Board of Directors may direct from time to time;
          (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;
          (d) render to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any) and/or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;
          (e) cause to be kept at the Corporation’s principal office correct books of account of all of the Corporation’s business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to any director;
          (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports. or statements giving such information as he may desire or deem appropriate with respect to any or all financial transactions of the Corporation;
          (g) sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and
          (h) in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President or these By-laws.

     Section 5.11 Assistant Treasurer. At the request of the Chief Executive Officer (if any), the President or the Treasurer, or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Board of Directors or such officer or officers shall have all the powers of and be subject to all the restrictions on the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, the Treasurer or these By-laws.
     Section 5.12 Controller. The Controller (if elected by the Board of Directors) shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer (if any), the President, the Treasurer or these By-laws, and shall have authority commensurate with such duties, including, without limitation, the authority to sign and execute (which signature may be a facsimile signature), in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.
     Section 5.13 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary for it to be effective.
     Section 5.14 Removal. Any officer may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office. Without limiting the foregoing, any officer or agent appointed pursuant to the provisions of Section 5.3 of these By-laws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or any agent upon whom such power of removal shall have been conferred by the Board of Directors.
     Section 5.15 Vacancies. Any vacancy in any office (whether by reason of death, resignation, removal, disqualification or otherwise) may be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular elections or appointments to such office.
     Section 5.16 Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed pursuant to the provisions of Section 5.3 of these By-laws. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 5.17 Bonding. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE VI.
Indemnification
The Corporation shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. To the extent and in the manner provided by applicable law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Unless otherwise permitted by applicable law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director, officer, employee or agent is proper in the circumstances. The Corporation may, to the fullest extent permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability which may be asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law. The indemnification and advancement of expenses provided for herein shall not be deemed to limit the right of the Corporation to indemnify or make advances to any other person for any expenses (including attorneys’ fees), judgments, fines or other amounts to the fullest extent permitted by applicable law, nor shall they be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or modification of this Article VI will only be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any acts, omissions, facts or circumstances occurring prior to such repeal or modification.
ARTICLE VII.
Execution of Instruments and Deposit of Corporate Funds
     Section 7.1 Execution of Instruments Generally. Subject to the approval or authorization of the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President, the Secretary, the Treasurer and the Controller may enter into any contract and/or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any one or more officers or agents to enter into any contract and/or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
     Section 7.2 Borrowing. No loans or advances shall be obtained or contracted for by or on behalf of the Corporation, and no negotiable paper shall be issued in the name of the Corporation, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and in connection with such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
     Section 7.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors may from time to time determine.
     Section 7.4 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.
     Section 7.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board (if any), the Chief Executive Officer (if any), the President, any Vice President, the Secretary or any other person or persons thereunto authorized by the Board of Directors.
ARTICLE VIII.
Stock
     Section 8.1 Form and Execution of Certificates. The shares of capital stock of the Corporation shall be represented by certificates in the form approved by the Board of Directors from time to time. The certificates shall be signed by, or in the name of the Corporation by, (a) the Chairman of the Board (if any), the President or any Vice President, and (b) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificates may be facsimile signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 8.2 Regulations. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issuance, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.
     Section 8.3 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.
ARTICLE IX.
Corporate Seal
     The corporate seal shall be circular in form, shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.
ARTICLE X.
Fiscal Year
     The fiscal year of the Corporation shall end on the Saturday closest to December 31 in each year or such other day as the Board of Directors may determine from time to time by resolution.
ARTICLE XI.
Amendments
     Section 11.1 Amendment by Board. The Board of Directors shall have the power to alter, amend or repeal these By-laws or adopt new By-laws by the affirmative vote of a majority of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose.
     Section 11.2 Stockholder Proposals. No proposal by a stockholder to alter, amend or repeal these By-laws may be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in Section 1.1(b) of these By-laws) and in writing to the Secretary of the Corporation (a) notice of such proposal and the text of the proposed alteration, amendment or repeal, (b) evidence reasonably satisfactory to the Secretary of the Corporation of such stockholder’s status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (c) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the By-laws (if any) resulting from the adoption of such proposal would not be in conflict with the Certificate of Incorporation of the Corporation or the laws of the state of

Delaware. Within 30 days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have submitted the aforesaid items, the Secretary and the Board of Directors shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal to alter, amend or repeal these By-laws was not made in accordance with the procedure prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and such proposal shall be disregarded.